INTEGRATED MANAGEMENT INFORMATION, INC.
                      FOUNDERS NON-QUALIFIED STOCK OPTION PLAN

     This Founders Non-Qualified Stock Option Plan correctly sets forth the provisions of the Founders Non-Qualified Stock Option Plan.

                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE

I.1 Establishment. INTEGRATED MANAGEMENT INFORMATION, INC., a Missouri corporation ("Company"), hereby establishes a Non-Qualified stock option plan for the benefit of John and Leanne Saunders which shall be known as the "FOUNDERS NON-QUALIFIED STOCK OPTION PLAN" (the "Plan"). None of the options issued to employees pursuant to the Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Options issued pursuant to the Plan shall constitute non-qualified options.

I.2 Purpose. The purpose of this Plan is to provide a means of compensation to John and Leanne Saunders for their willingness to have 4,800,000 shares of their common stock in the company redeemed at $0.075 per share or well below its fair value.

                                   ARTICLE II
                                   DEFINITIONS

     II.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when said meaning is intended, the term shall be capitalized.

(a)  "Board" means the Board of Directors of the Company.

(b)  "Code" means the Internal Revenue Code, as amended.

(c) "Company" means INTEGRATED MANAGEMENT INFORMATION, INC., a Missouri corporation.

(d) "Date of Exercise" means the date the Company receives notice, by an Optionee, of the exercise of an Option pursuant to Section VIII.1 of this Plan. Such notice shall indicate the number of shares of Stock the Optionee intends to exercise.


(ii)

(e) "Non-qualified Option" means an Option granted under this Plan which is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Non-qualified Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of Section 422 of the Code applicable to incentive stock options.

(f) "Optionee" means John or Leanne Saunders.

(g) "Parent Corporation" shall have the meaning set forth in Section 424(e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

(h) "Subsidiary Corporation" shall have the meaning set forth in Section 424(f) of the Code with the Company being treated as the employer corporation for purposes of this definition.

(i) "Stock" means the $.01 par value common stock of the Company.

     II.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

     III.1 Eligibility. This plan is exclusively for the benefit of John and Leanne Saunders and may not be sold, transferred, assigned or in any way hypothicated.

                                   ARTICLE IV
                                 ADMINISTRATION

     IV.1 Administration. The Board shall be responsible for administering the Plan.

(a) The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and to make all other determinations necessary or advisable for the administration of the Plan. Determinations, interpretations, or other actions made or taken by the Board, pursuant to the provisions of this Plan, shall be final and binding and conclusive for all purposes and upon all persons.


                                    ARTICLE V
                            STOCK SUBJECT TO THE PLAN

     V.1 Number. The total number of shares of Stock hereby made available and reserved for issuance under the Plan upon exercise of Non-Qualified Options shall be 6,000,000. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in Section V.3. The total number of shares of Stock may be authorized but unissued shares of Stock, or Shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

     V.2 Unused Stock. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.

     V.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification, or other similar corporate change, the aggregate number of shares of Stock set forth in Section V.1 shall be appropriately adjusted provided however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefore upon exercise of the Option.

                                   ARTICLE VI
                              DURATION OF THE PLAN

     VI.1 Duration of the Plan. The Plan shall be in effect from the date of its adoption by the Board until and including any Options outstanding at the end of said period shall terminate.

                                   ARTICLE VII
                             TERMS OF STOCK OPTIONS

     VII.1 Grant Options. THe options for the purchase of a maximum of 6,000,000 shares of common stock are hereby granted to John and Leanne Saunders. The option may be exercised at any time up to the date specified below.

    No. of Options          Option Exercise Price           Expiration of Option
    --------------          ----------------------          --------------------

a   1,500,000                   $1.67                           01-01-07
b   1,500,000                    1.67                           01-01-08
c   1,500,000                    2.67                           01-01-09
d   1,500,000                    2.67                           01-01-10

     VII.2 Payment. Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Payment shall be made (i) in cash, or
(ii) if acceptable to the Board, in Stock or in some other form.

                                  ARTICLE VIII
                        WRITTEN NOTICE, ISSUANCE OF STOCK
                      CERTIFICATES, SHAREHOLDER PRIVILEGES

     VIII.1Written Notice. An Optionee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Board. Full payment for the shares exercised pursuant to the Option must accompany the written notice.

     VIII.2Issuance of Stock Certificates. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Optioned or to a permitted nominee of the Optionee a certificate or certificates for the requisite number of shares of Stock.

     VIII.3Privileges of a Shareholder. An Optionee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such stock.

                                   ARTICLE IX
                      TERMINATION OF EMPLOYMENT OR SERVICES

     IX.1 Death. If an Optionee's employment in the case of an Employee, or provision of services as a Consultant in the case of a Consultant, terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall fail to make a testamentary disposition of an Option or shall die intestate, the Optionee's legal representative or representatives. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death.

     IX.2 Termination other than for Cause or Due to Death. In the event of an Optionee's termination of employment in the case of an Employee, or termination of the provision of services as a Consultant in the case of a Consultant, other than by reason of death, the Optionee may exercise such portion of his Option as was exercisable by him at the date of such termination (the "Termination Date") at any time within three months of the Termination Date; provided, however, that where the Optionee is an Employee, and is terminated due to disability within the meaning of Code ss. 422, he may exercise such portion of his Option as was exercisable by him on his Termination Date within one year of his Termination Date. In any event, the Option cannot be exercised after the expiration of the term of the Option. Options not exercised within the applicable period specified above shall terminate.

     IX.3 Termination for Cause. In the event of an Optionee's termination of employment in the case of an Employee, or termination of the provision of services as a Consultant in the case of a Consultant, which termination is by the Company or a Subsidiary Corporation for cause, any Option or Options held by him under the Plan, to the extent not exercised before such termination, shall terminate upon notice of termination for cause.

                                    ARTICLE X
                               RIGHTS OF OPTIONEES

     X.1 Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company or a Subsidiary Corporation to terminate any Employee's employment, or any Consultant's services, at any time, nor confer upon any Employee any right to continue in the employ of the Company or a Subsidiary Corporation, or upon any Consultant any right to continue to provide services to the Company or a Subsidiary Corporation.

     X.2 Non-transferability. All Options granted under this Plan shall be nontransferable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

                                   ARTICLE XI
                          OPTIONEE-EMPLOYEE'S TRANSFER
                               OR LEAVE OF ABSENCE

     XI.1 Optionee-Employee's Transfer or Leave of Absence. For purposes of this
Plan:

(a) A transfer of an Optionee who is an Employee from the Company to a Subsidiary Corporation or Parent Corporation, or from one such Corporation to another, or

(b) A leave of absence for such an Optionee which is duly authorized in writing by the Company or a Subsidiary Corporation shall not be deemed a termination of employment. However, under no circumstances may an Optioned exercise an Option during any leave of absence, unless authorized by the Board.

                                   ARTICLE XII
                          AMENDMENT, MODIFICATION, AND
                             TERMINATION OF THE PLAN

     XII.1 Amendment, Modification, and Termination of the Plan.

(a) The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the shareholders, may:

(i) increase the total amount of Stock which may be purchased through Options granted under the Plan, except as provided in Article V;

(ii) change the class of Employees or Consultants eligible to receive Options;

(b) No amendment, modification, or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

                            ARTICLE XIII ACQUISITION,
                              MERGER OR LIQUIDATION

     XIII.1Acquisition.

(a) In the event that an Acquisition occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in the Acquisition or as a result of the Acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share.

(b) For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and entities. For purposes of this section, a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

(c) Where the Company does not exercise its option under this Section XIII.1 the remaining provisions of this Article XIII shall apply, to the extent applicable.

     XIII.2Merger or Consolidation. Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

     XIII.3Other Transactions. A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. However, the Optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of Code Section 424(a).

                                   ARTICLE XIV
                             SECURITIES REGISTRATION

     XIV.1 Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

     XIV.2 Representations. Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option, to make a representation in writing (i) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof,
(ii) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

                                   ARTICLE XV
                                 TAX WITHHOLDING

     XV.1 Tax Withholding. Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements.

                                   ARTICLE XVI
                                 INDEMNIFICATION

     XVI.1 Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company or any Subsidiary Corporation may have to indemnify them or hold them harmless.

                                  ARTICLE XVII
                               REQUIREMENTS OF LAW

     XVII.1Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     XVII.2Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Missouri.

                                  ARTICLE XVIII
                             EFFECTIVE DATE OF PLAN

     XVIII.1    Effective Date.  The Plan shall be effective on May 1, 2005.
                --------------

                                   ARTICLE XIX
                        NO OBLIGATION TO EXERCISE OPTION

     XIX.1 No Obligation to Exercise. The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option.




                         INTEGRATED MANAGEMENT INFORMATION, INC.


                         By:
                             John Saunders, President and
                             Chief Executive Officer